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                                                                    Exhibit 10.3


     I hereby consent to the appointment of Paul F. Walsh as my successor as Chairman of the Board of Directors and Chief Executive Officer of eFunds Corporation (the "Company") and resign from such offices, effective September 16, 2002. I agree to remain as an employee of the Company, serving as its Transition Advisor, until December 31, 2002, at which point this letter shall also serve as my letter of resignation from further employment.




September 13, 2002                      /s/ John A. Blanchard III
                                        -----------------------------------
                                        John A. Blanchard III